EXHIBIT 1.1

1,981,019 Shares

PROVIDE COMMERCE, INC.

Common Stock

UNDERWRITING AGREEMENT

June     , 2004

SG COWEN & CO., LLC

DEUTSCHE BANK SECURITIES INC.

MORGAN KEEGAN & COMPANY, INC.

PACIFIC CREST SECURITIES INC.

ROTH CAPITAL PARTNERS, LLC

As Representatives of the several Underwriters

c/o SG Cowen & Co., LLC

1221 Avenue of the Americas

New York, New York 10020

Dear Sirs:

1.    INTRODUCTORY.    Provide Commerce, Inc. a Delaware corporation d.b.a. ProFlowers, Cherry Moon Farms and Uptown Prime (the “Company”), proposes to issue and sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of 100,000 shares of Common Stock, $0.001 par value (the “Common Stock”) of the Company (the “Company Shares”). Certain stockholders of the Company named in Schedule B hereto (the “Selling Stockholders,” or each a “Selling Stockholder”) also propose to sell, pursuant to the terms of this Agreement, to the several Underwriters (a) an aggregate of 1,841,764 shares of Common Stock of the Company, and (b) a warrant (the “Firm Warrant”) to purchase 39,255 shares of Common Stock of the Company (the “Firm Warrant Shares”). The Company Shares and the aggregate of 1,841,764 shares of Common Stock so proposed to be sold by the Selling Stockholders are hereinafter collectively referred to as the “Firm Stock.” Certain of the Selling Stockholders also propose to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, (a) up to an additional 287,029 shares of Common Stock (the “Optional Stock”), and (b) a warrant (the “Optional Warrant”) to purchase up to an additional 10,124 shares of Common Stock (the “Optional Warrant Shares”). The Firm Warrant and the Optional Warrant are hereinafter collectively referred to as the “Warrant,” and the Firm Warrant Shares and the Optional Warrant Shares are hereinafter collectively referred to as the “Warrant Shares.” The Firm Stock, the Optional Stock and the Warrant Shares are hereinafter collectively referred to as the “Stock.” SG Cowen & Co., LLC (“SG Cowen”), Deutsche Bank Securities Inc. (“Deutsche Bank”), Morgan Keegan & Company, Inc., Pacific Crest Securities Inc. and Roth Capital Partners, LLC are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the “Representatives.”

2.    (I)    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE EXECUTIVE STOCKHOLDERS.    The Company and, solely with respect to the representations and warranties set forth in Sections 2(I)(b), (c), (d), (e), (f), (g), (h), (k), (r), (s) and (ff), the Selling Stockholders identified on Schedule B hereto as the Executive Selling Stockholders (the “Executive Selling Stockholders”), represent and warrant to, and agree with, the several Underwriters as follows, provided, however, that the representations and warranties of each of the Executive Selling Stockholders set forth in this Section 2(I) shall be made severally only to the best of such Executive Selling Stockholder’s knowledge:

(a)    A registration statement on Form S-1 (File No. 333-116213) (including all pre-effective amendments thereto, the “Initial Registration Statement”) in respect of the Stock has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment or supplement thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations, is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus.” No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

(b)    The Registration Statement conforms (and the Prospectus and any amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus (including any prospectus wrapper), as amended or supplemented, as of its filing date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 16).

(c)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company taken as a whole (a “Material Adverse Effect”).

(d)    This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(e)    The Company Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights. The Warrant has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Warrant, when purchased by the Underwriters as contemplated herein, will be exercisable in full by the Underwriters in accordance with the terms thereof. The Warrant Shares issuable upon exercise of the Warrant have been duly authorized and reserved for issuance upon such exercise, and, when issued and delivered upon exercise of the Warrant in accordance with the terms thereof, such Warrant Shares will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights and from any restrictions on transfer (after giving effect to the registration of such Warrant Shares under the Securities Act). The Company Shares and the Warrant Shares will conform to the description thereof contained in the Prospectus.

(f)    The Company has authorized capital stock as set forth in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Prospectus. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company other than such rights that have been duly and validly waived in writing and delivered to the Representatives. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any subsidiary of the Company, other than those disclosed in the Prospectus. To the Company’s knowledge, the description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(g)    The Company does not have any subsidiaries.

(h)    The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets.

(i)    Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable state securities laws, the National Association of Securities Dealers, Inc. and the Nasdaq National Market in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(j)    Ernst & Young LLP, who have expressed their opinions on the audited financial statements and related schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act and the Rules and Regulations.

(k)    The financial statements, together with the related notes and schedules, included in the Prospectus and in the Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The financial statements, together with the related notes and schedules, included in the Prospectus comply in all material respects with the Securities Act and the Rules and Regulations thereunder. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations thereunder to be included in the Prospectus.

(l)    The Company has not sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, in each case, otherwise than as set forth or contemplated in the Prospectus.

(m)    Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company is a party or of which any property or assets of the Company is the subject which is required to be described in the Registration Statement or the Prospectus and is not described therein, or, singularly or in the aggregate, if determined adversely to the Company, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others. No material labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent. The Company has not received any written notice that any material labor dispute with the employees of any supplier or shipping company utilized by the Company exists or is threatened or imminent.

(n)    The Company is not (i) in violation of its charter or by-laws, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except any violations or defaults with respect to (ii) or (iii) which, singularly or in the aggregate, would not have a Material Adverse Effect.

(o)    The Company possesses all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of its properties or the conduct of its business as described in the Prospectus, except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect, and the Company has not received notification of any revocation or modification of, or non-compliance with, any such material license, authorization or permit and has no reason to believe that any such material license, certificate, authorization or permit will not be renewed.

(p)    The Company is not or, after giving effect to the offering of the Stock and the application of the proceeds thereof and from the exercise of the Warrant as described in the Prospectus will not become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

(q)    Neither the Company nor any of its officers, directors or, to the knowledge of the Company, affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(r)    The Company owns or possesses the right to use all patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, trade names, domain names, domain name registrations, copyrights, licenses, inventions, trade secrets and other intellectual property rights that are necessary for the conduct of its business as described in the Prospectus (collectively, the “Intellectual Property”), and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company with respect to the foregoing. The Intellectual Property is free and clear of all liens, claims, licenses and restrictions, except for such as are described in the Prospectus or would not have a Material Adverse Effect. The Intellectual Property is sufficient for the conduct of the Company’s business as now conducted and as proposed to be conducted, as described in the Prospectus, and constitutes the principal technology for the Company’s business as now conducted and as proposed to be conducted, as described in the Prospectus.

Except as described in the Prospectus, no claim has been made or, to the Company’s knowledge, threatened against the Company alleging the infringement by the Company of any patent, patent application, trademark, service mark, trade name, domain name, domain name registration, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

The Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any patent, patent application,

trademark, service mark, trade name, domain name, domain name registration, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as now conducted or as proposed to be conducted, as described in the Prospectus, except for any such payments required to be made in the ordinary course of business to owners, licensors or other claimants with respect to “shrink wrapped” or other software that is generally available to the public.

The Company has not received any written notice that the execution or delivery of this Agreement, the carrying on of the Company’s business by the employees and independent contractors of the Company, or the conduct of the Company’s business as now conducted and as proposed to be conducted, as described in the Prospectus, conflicts with or results in a breach of the terms, conditions, or provisions of, or constitutes a default under, any judgment, decree or order of any court or administrative agency under which any such employee or independent contractor is now obligated or under any contract, covenant or instrument under which any such employee or independent contractor is now obligated.

(s)    The Company has good and marketable title in fee simple to, or has valid and enforceable rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company, in each case free and clear of all liens, encumbrances, claims and defects except for such as are described in the Prospectus and will not result in a Material Adverse Effect.

(t)    No labor disturbance by the employees of the Company exists or, to the best of the Company’s knowledge, is imminent which might be expected to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(u)    No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (to the extent Section 4043(c) applies, other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan”; and each “pension plan” (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the IRS to the effect that it is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(v)    Except as would not, singly or in the aggregate, have a Material Adverse Effect or otherwise require disclosure in the Prospectus, (i) the Company has not been or is not in violation of any federal, state or local laws or regulation relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products (“Materials of Environmental Concern”), or otherwise relating to the protection of human health and safety, or the use, treatment, storage, disposal, transport or the handling of Materials of Environmental Concern (collectively, the

“Environmental Laws”), which violation includes, without limitation, noncompliance with, or lack of, any permits or other environmental authorizations; (ii) to the Company’s knowledge, there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to any such violation in the future; (iii) the Company has not received any communication (written or oral), whether from a governmental agency or body or otherwise, alleging any such violation; (iv) there is no pending or, to the Company’s knowledge, threatened claim, action, investigation, notice (written or oral) or other proceeding by any person or entity alleging potential liability of the Company (or against any person or entity for whose acts or omissions the Company is or may reasonably be expected to be liable, either contractually or by operation of law) for investigatory, cleanup, or other response costs, or natural resources or property damages, or personal injuries, attorney’s fees or penalties relating to (A) the presence, or release into the environment, of any Material of Environmental Concern at any location, or (B) circumstances forming the basis of any violation or potential violation of any Environmental Law (collectively, “Environmental Claims”); and (v) to the Company’s knowledge, there are no past or present actions, activities, circumstances, events or incidents that could form the basis of any Environmental Claim against the Company.

(w)    The Company (i) has filed all necessary federal, state and foreign income and franchise tax returns, (ii) has paid all federal state, local and foreign taxes due and payable for which it is liable, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of the Company’s knowledge, proposed against it which could reasonably be expected to have a Material Adverse Effect.

(x)    The Company carries, or is covered by, insurance from recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. The Company has no reason to believe that it will not be able to (i) renew its existing insurance coverage from similar institutions as may be necessary or appropriate to conduct its business as described in the Prospectus and at a cost that would not result in a Material Adverse Effect. The Company has not been denied any insurance coverage which it has sought after which it has applied.

(y)    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z)    The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company since the time of its incorporation through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(aa)    There is no statute, regulation, franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations of the Commission thereunder required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which is not described as required or, in the case of franchises, leases, contracts, agreements or documents, filed therein as required; and all descriptions of any such statutes, regulations, franchises, leases, contracts, agreements or documents contained in the Registration Statement are accurate and complete descriptions of such statutes, regulations or documents in all material respects. Other than as described in the Prospectus, no such franchise, lease, contract, agreement or other document has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice or any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

(bb)    No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described as required.

(cc)    No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given timely and proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

(dd)    The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(ee)    The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(ff)    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(gg)    The Stock is listed or has been approved for listing subject to notice of issuance on the Nasdaq Stock Market’s National Market System (“Nasdaq”).

(hh)    The Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and applicable to the Company and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon and at all times after the effectiveness of such provisions.

(ii)    The Company has taken all necessary actions to ensure that, upon and at all times after Nasdaq shall have approved the Stock for inclusion, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect and applicable to the Company and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect upon and all times after the effectiveness of such requirements.

(jj)    Neither the Company nor, to the best of the Company’s knowledge, any employee or agent of the Company, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(kk)    There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Prospectus which have not been described as required.

(ll)    There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Prospectus.

(II)    REPRESENTATIONS AND WARRANTIES AND AGREEMENTS OF THE SELLING STOCKHOLDERS.    Each Selling Stockholder, severally and not jointly, represents, warrants to, and agrees with, the several Underwriters that such Selling Stockholder:

(a)    Has, and immediately prior to each Closing Date (as defined in Section 3 hereof), the Selling Stockholder will have good and valid title to the shares of Stock or the Warrant, as the case may be, to be sold by the Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares or the Warrant, as the case may be, and payment therefor pursuant hereto, good and valid title thereto will pass to the several Underwriters, free and clear of all liens, encumbrances, equities or claims. If such Selling Stockholder is selling the Warrant hereunder, such Selling Stockholder represents that (i) the Underwriters will have the right to exercise the Warrant in full in accordance with the terms thereof and will acquire good and valid title to the Warrant Shares to be delivered upon exercise thereof, free and clear of all liens, encumbrances, equities or claims, and (ii) the exercise price of such Warrant is $3.85 per share.

(b)    Has duly and irrevocably executed and delivered a power of attorney, in substantially the form heretofore delivered by the Representatives (the “Power of Attorney”), appointing Joel Tomas Citron and Jay Grodin, and each of them, as attorney in fact (the “Attorneys-in-fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to authorize the delivery of the shares of Stock or the Warrant, as the case may be, to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement. The Power of Attorney is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or by general equitable principles.

(c)    Has duly and irrevocably executed and delivered a custody agreement, in substantially the form heretofore delivered by the Representatives (the “Custody Agreement”), with Equiserve Trust Company as custodian (the “Custodian”), in the case of shares of Stock, and with the Company, in the case of the Warrant, pursuant to which certificates in negotiable form for the shares of Stock or the Warrant, as the case may be, to be sold by such Selling Stockholder hereunder have been placed in custody for delivery under this Agreement. The Custody Agreement is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(d)    Has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or require the consent, approval or waiver of any other party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result, if such Selling Stockholder is an entity, in any violation of the provisions of the charter or by-laws of such Selling Stockholder, the articles of partnership of such Selling Stockholder or the deed of trust of such Selling Stockholder, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby.

(e)    The Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus (including any prospectus wrapper), as amended or supplemented, as of its filing date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences apply only to the extent that any information contained in or omitted from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, was in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for inclusion therein.

(f)    Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus under “Description of Capital Stock—Registration Rights.”

(g)    Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(III)    ADDITIONAL REPRESENTATIONS AND WARRANTIES AND AGREEMENTS OF CERTAIN SELLING STOCKHOLDERS.    Internet Floral Concepts, L.P., JPS International LLC, Fortuna Ventures, L.P., Kevin Hall, Jonathan Sills, Joseph P. Kennedy, Penny Handscomb and Mark Irace each, severally and not jointly, further represent, warrant to, and agree with, the several Underwriters as follows:

(a)    Such Selling Stockholder is familiar with and has reviewed the Registration Statement (and any post-effective amendments thereto) and the Preliminary Prospectus and the Prospectus (and any amendments or supplements thereto).

(b)    To the knowledge of such Selling Stockholder, (i) the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (ii) the Prospectus (including any prospectus wrapper), as amended or supplemented, as of its filing date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)    The representations and warranties set forth in the preceding subparagraph (b) do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments to supplements thereto, made in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 16).

3.    PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES.    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (a) the Company and each Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, that number of shares of Firm Stock (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying 100,000 shares of Firm Stock, in the case of the Company, and the number of shares of Firm Stock set forth opposite the name of such Selling Stockholder in Schedule B hereto in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of shares of Firm Stock set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of shares of Firm Stock, and (b) Vantage Venture Partners, L.P., a Delaware limited partnership (“Vantage”), agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from Vantage, the Firm Warrant in the respective amounts set forth opposite the name of such Underwriter in Schedule A hereto.

The purchase price per share to be paid by the Underwriters to the Company and the Selling Stockholders for the Firm Stock and, to the extent the Underwriters exercise the over-allotment option as provided in this Section 3, the Optional Stock will be $[            ] per share (the “Share Purchase Price”). The purchase price to be paid by the Underwriters to Vantage for the Firm Warrant and, to the extent the Underwriters exercise the over-allotment option as provided in this Section 3, the Optional Warrant, in each case, will be an amount equal to the Share Purchase Price less $3.85 per share, multiplied by the number of Firm Warrant Shares or Optional Warrant Shares issued upon exercise of the Warrant, as the case may be (referred to herein as the “Firm Warrant Purchase Price” or the “Optional Warrant Purchase Price,” as applicable).

The Company and the Selling Stockholders will deliver the Firm Stock and all agreements and instruments evidencing the Firm Warrant to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company or in book-entry of the Firm Stock by the transfer agent for the Company’s Common Stock in the name of the Depository Trust Company or its nominee, in each case given at or prior to 9:00 A.M., California time, on the second full business day preceding the First Closing Date (as defined below)) against payment of the aggregate Share Purchase Price and Firm Warrant Purchase Price therefor, as applicable, by same-day wire transfer to an account at a bank reasonably acceptable to the Representatives, payable to the order of the Company and Equiserve Trust Company as Custodian for the Selling Stockholders, all at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 300, San Diego, California 92130. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 7:00 A.M., California time, on                               , 2004, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “First Closing Date”. The First Closing Date and the location of, delivery of, and the form of payment for, the Firm Stock, the Firm Warrant and the Firm Warrant Shares may be varied by agreement among the Company, the Selling Stockholders and the Representatives.

The Company agrees, upon exercise of the Firm Warrant on the First Closing Date by the Underwriters in accordance with the terms of the Firm Warrant, to deliver the Firm Warrant Shares to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company or in book-entry of the Firm Warrant Shares by the transfer agent for the Company’s Common Stock in the name of the Depository Trust Company or its nominee, in each case given at or prior to 9:00 A.M., California time, on the second full business day preceding the First Closing Date) against payment of the exercise price payable for the Firm Warrant Shares under the terms of the Firm Warrant by same-day wire transfer to an account at a bank reasonably acceptable to the Representatives, payable to the order of the Company, all at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 300, San Diego, California 92130. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder.

The Company and the Selling Stockholders shall make the certificates for the Firm Stock, the Firm Warrant and the Firm Warrant Shares available to the Representatives for examination on behalf of the Underwriters in San Diego, California at least twenty-four hours prior to the First Closing Date.

For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock and the Warrant Shares as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock and the Optional Warrant from those Selling Stockholders identified on Schedule B as participating in the over-allotment option. The price per share to be paid for the Optional Stock shall be the Share Purchase Price, and the price per share of the Optional Warrant shall be the Optional Warrant Purchase Price. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters up to all of the number of shares of Optional Stock and up to all of the Optional Warrant as set forth opposite the names of such Selling Stockholders in Schedule B under the caption “Number of Shares of Optional Stock to be Sold” or “Optional Warrant to be Sold,” as applicable

(such shares of Optional Stock and such portion of the Optional Warrant to be sold upon exercise of this over-allotment option being hereinafter collectively referred to as the “Optional Securities”), in such aggregate amounts as determined by the Representatives in their discretion; provided, however, that in the event the Representatives shall exercise the right, on behalf of the Underwriters, to purchase less than all of the Optional Securities, each Selling Stockholder shall sell that number of shares or that portion of the Optional Warrant set forth opposite his, her or its name on Schedule B in the same proportion, relative to the other Selling Stockholders, as that number of Optional Securities subject to the over-allotment option set forth in this Section 3 (subject to adjustment by the Representatives to eliminate fractions), and provided further that, in the event the aggregate number of Optional Securities sold by the Selling Stockholders is less than the aggregate number of Optional Securities exercised by the Representatives, the Company shall sell to the Underwriters the number of shares of Optional Stock that, together with the number of Optional Securities sold by the Selling Stockholders, equals the number of Optional Securities exercised by the Representatives. Such Optional Securities shall be purchased from the Company and each Selling Stockholder for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter’s name bears to the total number of shares of Firm Stock (subject to adjustment by the Representatives to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Securities on the First Closing Date and up to two additional times after the First Closing Date, but such option shall not be exercised more than thirty (30) days subsequent to the date of this Agreement. No Optional Securities shall be sold and delivered unless the Firm Stock and the Firm Warrant previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Selling Stockholders.

The option granted hereby may be exercised by written notice being given to the Company and the Selling Stockholders by the Representatives setting forth the number of Optional Securities to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Securities. Each date and time for delivery of and payment for the Optional Securities (which may be the First Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. (The Option Closing Date and the First Closing Date are herein called the “Closing Dates”.)

The Company and the Selling Stockholders will deliver the Optional Stock and all agreements and instruments evidencing the Optional Warrant to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company or in book-entry of the Optional Stock by the transfer agent for the Company’s Common Stock in the name of the Depository Trust Company or its nominee, in each case given at or prior to 9:00 A.M., California time, on the second full business day preceding the applicable Option Closing Date, against payment of the aggregate Share Purchase Price and Optional Warrant Purchase Price therefor, as applicable, in federal (same day) funds by wire transfer to an account at a bank reasonably acceptable to the Representatives payable to the order of the Company and Equiserve Trust Company as Custodian for the Selling Stockholders, as the case may be, all at the offices of Latham & Watkins, 12636 High Bluff Drive, Suite 300, San Diego, California 92130. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock, the Optional Warrant and the Optional Warrant Shares may be varied by agreement among the Company, the Selling Stockholders and the Representatives.

The Company agrees, upon exercise of the Optional Warrant on the Option Closing Date by the Underwriters in accordance with the terms of the Optional Warrant, to deliver the Optional Warrant

Shares to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company or in book-entry of the Optional Warrant Shares by the transfer agent for the Company’s Common Stock in the name of the Depository Trust Company or its nominee, in each case given at or prior to 9:00 A.M., California time, on the second full business day preceding the Option Closing Date) against payment of the exercise price payable for such Optional Warrant Shares under the terms of the Optional Warrant by same-day wire transfer to an account at a bank reasonably acceptable to the Representatives, payable to the order of the Company, all at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 300, San Diego, California 92130. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder.

The Company and the Stockholders shall make the certificates for the Optional Stock, the Optional Warrant and the Optional Warrant Shares available to the Representatives for examination on behalf of the Underwriters in San Diego, California at least twenty-four hours prior to the Option Closing Date.

The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

4.     (I) FURTHER AGREEMENTS OF THE COMPANY.     The Company agrees with the several Underwriters that:

(a)     The Company will prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission on the date hereof; prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second business day following the execution and delivery of this Agreement; make no further amendment or any supplement to the Registration Statement or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, use promptly its best efforts to obtain its withdrawal.

(b)     If at any time prior to the expiration of nine months after the effective date of the Initial Registration Statement when a prospectus relating to the Stock is required to be delivered any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and upon their request will prepare an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amended or supplemented Prospectus; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the effective date of the Initial Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

(c)     To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Initial Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(d)     To deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Initial Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits), (ii) each Preliminary Prospectus, and (iii) the Prospectus (not later than 7:00 A.M., California time, of the business day following the execution and delivery of this Agreement or such later date as agreed to by the Company and the Representatives) and any amended or supplemented Prospectus (not later than 7:00 A.M., California time, on the business day following the date of such amendment or supplement).

(e)     To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(f)     The Company will promptly take from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate in writing to the Company and to continue such qualifications in effect for so long as required for the distribution of the Stock; provided that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

(g)     During the period of five years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to stockholders and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Stock is listed or quoted.

(h)     The Company will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus without the prior written consent of SG Cowen and Deutsche Bank, on behalf of the Representatives; provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon the exercise of outstanding warrants or options as described in the Prospectus, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus (not to exceed the shares available for issuance or grant under such plans or arrangements as set forth in the Prospectus), but in the case of newly issued warrants or options, only if the holders of such warrants, options or shares issued upon exercise of such options or warrants agree or have agreed in writing not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock during such 90-day period without the prior written consent of SG Cowen and Deutsche Bank. The Company will cause its officers, directors and security holders holding an aggregate of at least 44% of the Company’s outstanding common stock (on a fully-diluted basis) to furnish to the Representatives, prior to the First Closing Date, a letter, substantially in the form of Exhibit I hereto, pursuant to which each such person shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus, without the prior written consent of SG Cowen and Deutsche Bank.

(i)     The Company will supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

(j)     Prior to each of the Closing Dates, the Company will furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

(k)     Prior to each of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(l)     In connection with the offering of the Stock, until the Representatives shall have notified the Company of the completion of the resale of the Stock, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

(m)     The Company and its officers will not take, and the Company will use its best efforts to cause its directors and affiliates not to take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(n)     The Company will not take any action prior to the Option Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(I)(b).

(o)     The Company shall at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

(p)     The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus under the heading “Use of Proceeds”.

(II)     FURTHER AGREEMENTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder, severally and not jointly, agrees with the several Underwriters that:

(a)     To the extent and in accordance with the written agreement substantially in the form attached as Exhibit I hereto entered into between the Underwriters and such Selling Stockholder, such Selling Stockholder will not, without the prior written consent of SG Cowen and Deutsche Bank, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by such Selling Stockholder in accordance with the rules and regulations promulgated under the Securities Act (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable into Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable in Common Stock or (iii) engage in any short selling of the Common Stock.

(b)     Such Selling Stockholder will not take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(c)     The Warrant and the shares of Stock represented by the certificates held in custody under the applicable Custody Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters and the other Selling Stockholders, and that the arrangement for such custody and the appointment of the Attorneys-in-fact are irrevocable; that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity, liquidation or distribution of such Selling Stockholder, or any other event, that if such Selling Stockholder should die or become incapacitated or is liquidated or dissolved or any other event occurs, before the delivery of the Stock or the Warrant hereunder, certificates for the Stock or the Warrant to be sold by such Selling Stockholder shall be delivered on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the applicable Custody Agreement, and action taken by the Attorneys-in-fact or any of them under the Power of Attorney shall be as valid as if such death, incapacity, liquidation or dissolution or other event had not occurred, whether or not the Custodian, the Attorneys-in-fact or any of them shall have notice of such death, incapacity, liquidation or dissolution or other event.

(d)     Such Selling Stockholder will deliver to the Representatives on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person) or such other applicable form or statement specified by Treasury Department regulations in lieu thereof.

5.     PAYMENT OF EXPENSES.     The Company agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing, reproduction and distribution by mail, electronic or other means of communications of the Registration Statement, the Preliminary Prospectus, the Prospectus and any amendments and exhibits thereto, the Power of Attorney, the Custody Agreement, the “Agreement Among Underwriters” between the Representatives and the Underwriters, the Master Selected Dealers’ Agreement, the Underwriters’ Questionnaire and this Agreement; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with filings made with the National Association of Securities Dealers; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(I)(f) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related fees and expenses of counsel to the Underwriters); (g) all fees and expenses of the registrar and transfer agent of the Stock; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that, except as otherwise expressly provided in this Section 5 and in Section 9, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

Each Selling Stockholder will pay all fees and expenses incident to the performance of such Selling Stockholder’s obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to any fees and expenses of counsel for such Selling Stockholder, such Selling Stockholder’s pro rata share of fees and expenses of the Attorneys-in-fact and the Custodian and all expenses and taxes incident to the sale and delivery of the Stock and the Warrant to be sold by such Selling Stockholder to the Underwriters hereunder; provided, however, that as between the Company and the Selling Stockholders, this Section 5 shall not supercede, affect or modify any provisions of that certain Investors’ Rights Agreement, dated December 29, 1999, relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

6.     CONDITIONS OF UNDERWRITERS’ OBLIGATIONS.     The respective obligations of the several Underwriters hereunder with respect to the Company and the Selling Stockholders, as applicable, are subject to the accuracy, when made and on each of the applicable Closing Dates, of the applicable representations and warranties of the Company and the Selling Stockholders contained herein, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder, and to each of the following additional terms and conditions:

(a)     No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(I)(a).

(b)     None of the Underwriters shall have discovered and disclosed to the Company in writing on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Custody Agreements, the Powers of Attorney, the Stock, the Warrant, the Registration Statement and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Latham & Watkins US LLP shall have furnished to the Representatives such counsel’s written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i)	The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power to own, lease and operate its properties and conduct its business as described in the Prospectus, to enter into this Agreement and to perform its obligations under this Agreement.

(ii)	The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction set forth on Exhibit A to such counsel’s legal opinion, except where the failure to so qualify would not, singularly or in the aggregate, have a Material Adverse Effect.

(iii)	The Company Shares and the Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company, and when issued and delivered by the Company in accordance with this Agreement against payment of the consideration set forth in this Agreement, in the case of the Company Shares, or upon exercise of the Warrant and payment of the exercise price in accordance with the terms thereof, in the case of the Warrant Shares, will be validly issued, fully paid and non-assessable.

(iv)	The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(v)	The authorized capital stock of the Company is as set forth in the Prospectus. The issued shares of capital stock of the Company have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, non-assessable and, to such counsel’s knowledge, fully paid. None of the outstanding shares of capital stock of the Company was issued in violation of, and the Company Shares will not be issued in violation of, any preemptive right, right of first refusal or other similar rights of any security holder of the Company or, to the best of such counsel’s knowledge, other person set forth in the Company’s Certificate of Incorporation or By-Laws, each as amended through the date of such counsel’s legal opinion, under the Delaware General Corporation Law, or under any agreement or instrument filed as an exhibit to the Registration Statement or listed on Exhibit B to such counsel’s legal opinion except in the case of outstanding shares for such right that, as of the date of such counsel’s legal opinion, have been exercised, terminated, validly waived or described in the Prospectus. The stockholders of the Company have no preemptive rights, rights of first refusal or other similar rights under the Delaware General Corporation

Law or under the Company’s Certificate of Incorporation or By-Laws, each as amended through the date of such counsel’s legal opinion.

(vi)	The shares of Common Stock conform in all material respect as to legal matters to the description thereof contained in the Prospectus under the heading “Description of Capital Stock.”

(vii)	No authorization, approval, consent or license of any court or governmental regulatory body or authority in the United States (other than (A) such as have been obtained under the Securities Act and (B) under the securities or blue sky laws of the various states of the United States of America and the applicable laws of any other jurisdiction in which the Shares are offered and sold by the Underwriters, as to which such counsel expresses no opinion) is required on the part of the Company under any statute, rule, regulation or order for the execution and delivery of this Agreement or for the performance of its obligations under this Agreement.

(viii)	To the best of such counsel’s knowledge, there are no pending or threatened legal or governmental proceedings to which the Company is a party or of which any property or asset of the Company is the subject of a character required to be described in the Registration Statement or the Prospectus which are not described as required.

(ix)	To the best of such counsel’s knowledge, there are no contracts, notes or other instruments or documents which are required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described, referred to or filed, as required.

(x)	The descriptions in the Prospectus under the headings “Description of Capital Stock,” “Shares Eligible for Future Sale,” “Risk Factors – Anti-takeover provisions under our charter documents and Delaware law could delay or prevent a change of control and could also limit the price of our stock,” “Business – Government Regulation” and “Management – Employee Benefit Plans,” and the statements in the Registration Statement under Part II, Items 14 and 15, to the extent that such descriptions or statements constitute summaries of matters of law or regulation or legal conclusions are accurate in all material respects and fairly summarize the information about them required to be disclosed.

(xi)	To the best of such counsel’s knowledge, (A) the Company is not in violation of its certificate of incorporation or bylaws, as in effect on the date of such counsel’s legal opinion, and (B) no default by the Company exists, and no event has occurred which, with notice or lapse of time or both, would cause a default to exist, in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument which is filed as an exhibit to the Registration Statement or listed on Exhibit B to such counsel’s legal opinion, except in the case of clause (B) for those defaults, violations or failures which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(xii)	The execution and delivery of this Agreement, the issuance and delivery of the Company Shares and the Warrant Shares, the consummation by the Company of the transactions contemplated in this Agreement and performance by the Company of its obligations under this Agreement do not and will not (A) result in any violation of the Certificate of Incorporation or By-Laws, each as amended through the date of such counsel’s legal opinion, of the Company, or constitute an event of default or event of termination (or an event which, with the giving of notice or lapse of time, will constitute an event of default or event of termination) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under, any indenture, or any other agreement or instrument filed as an exhibit to the Registration Statement or listed on Exhibit B to such counsel’s legal opinion, or (B) violate any applicable law, rule or regulation (other than securities or blue sky laws of the various states of the United States of America and the applicable laws of any jurisdiction in which the Shares are offered and sold by the Underwriters, as to which such counsel expresses no opinion), or any judgment, order or decree known to such counsel of the United States government or any United States federal or state governmental instrumentality or court, having jurisdiction over the Company or any of its properties.

(xiii)	Based on oral advice from the Commission, the Registration Statement is effective under the Securities Act, and to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are threatened by the Commission.

(xiv)	The Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates, comply as to form in all material respects with the requirements of Form S-1 of the Securities Act and the regulations promulgated thereunder, in each case except for the financial statements and other financial information included therein, as to which such counsel expresses no opinion.

(xv)	The Company is not, and after receipt of payment for the Company Shares and the Warrant Shares and application of the proceeds therefrom as described in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

(xvi)	To the best of such counsel’s knowledge and limited to the United States, and other than as described in the Prospectus, (a) there are no third parties who have any rights in the Company’s trademarks, trade names, trademark registrations, service marks and domain names listed in Exhibit C to such counsel’s legal opinion (together, the “Intellectual Property”) that could preclude the Company from conducting its business as currently conducted as described in the Prospectus, (b) there are no pending or threatened actions, suits or proceedings challenging the rights of the Company to the Intellectual Property, and (c) the Company has not received any notice of infringement with respect to the Intellectual Property.

(xvii)	The form of certificate used to evidence the Stock complies in all material respects with the General Corporation Law of the State of Delaware and with any applicable requirements of the Certificate of Incorporation and By-Laws of the Company, each as amended through the date of such counsel’s legal opinion.

(xviii)	Except for rights which have been waived, described in the Prospectus or exercised by a Selling Stockholder, no person has the right under any agreement or instrument filed as an exhibit to the Registration Statement or listed on Exhibit B to such counsel’s legal opinion, to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the sale of the Stock pursuant thereto.

Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that (x) such counsel has (A) reviewed the Registration Statement and the Prospectus, (B) reviewed certain documents made available to such counsel by the Company, and (C) participated in discussions with representatives of the Company, representatives of the Company’s patent counsel, representatives of the independent public accountants of the Company, and representatives of the Underwriters and their counsel, during which the contents of the Registration Statement and the Prospectus and related matters were discussed, and (y) on the basis of the information which was developed in the course of such review and discussion, such counsel confirms that nothing has come to its attention that causes such counsel to believe that the Registration Statement, on the date of its effectiveness, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date of such counsel’s legal opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel is not required to express any belief as to the financial statements or any other financial information contained in the Registration Statement or the Prospectus.

The foregoing opinion and statement may be qualified by a statement to the effect that such counsel has not independently verified and is not passing upon the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the extent set forth in the opinion described in clause (x) above.

The opinion set forth in clause (xvi) of this subparagraph (d) may instead be delivered by Clifford Chance US LLP, counsel to the Company, in form and substance reasonably satisfactory to the Representatives.

(e)     E*Law Group shall have furnished to the Representatives such counsel’s written opinion, as counsel to the Selling Stockholders, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i)	Each Selling Stockholder has full right, power and authority to enter into and perform its obligations under this Agreement, the Power of Attorney and the Custody Agreement, and the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by each Selling Stockholder and the consummation by each Selling Stockholder of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which any such Selling Stockholder is a party or by which any such Selling Stockholder is bound or to which any of the property or assets of any such Selling Stockholder is subject and which has been identified to such counsel in a certificate of the Selling Stockholder, (b) result, if such Selling Stockholder is an entity, in any violation of the provisions of the charter or by-laws of any such Selling Stockholder, the articles of partnership of any such Selling Stockholder or the deed of trust of any such Selling Stockholder, as applicable, or (c) result in any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over any Selling Stockholder or the property or assets of any Selling Stockholder that such counsel has, in the exercise of customary professional diligence, recognized as applicable to such Selling Stockholder or to transactions of the type contemplated by this Agreement; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by any Selling Stockholder and the consummation by any Selling Stockholder of the transactions contemplated hereby and thereby.

(ii)	This Agreement has been duly authorized by each Selling Stockholder that is not a natural person, and has been duly executed and delivered by or on behalf of each Selling Stockholder and constitutes a valid and binding agreement of each Selling Stockholder enforceable in accordance with its terms except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(iii)	A Power-of-Attorney and a Custody Agreement have been duly authorized by each Selling Stockholder that is not a natural person, and have been duly executed and delivered by each Selling Stockholder and constitute valid and binding agreements of each Selling Stockholder enforceable in accordance with its terms except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(iv)	Upon payment for, and delivery of, the shares of Stock or the Warrant, as the case may be, to be sold by each Selling Stockholder under this Agreement in accordance with the terms hereof, the Underwriters will acquire good and valid title to such shares and the Warrant, as the case may be, free and clear of all liens, encumbrances, equities or claims. In rendering its opinion, such counsel may assume that the Underwriters purchased such shares and the Warrant in good faith without notice of any adverse claim (as such terms are defined in the Uniform Commercial Code in effect in the State of Colorado).

The foregoing opinions with respect to Vantage and the Warrant may instead be delivered by Jenner & Block LLP, counsel to Vantage, in form and substance reasonably satisfactory to the Representatives.

(f)     The Representatives shall have received from O’Melveny & Myers LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g)     At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, addressed to the Underwriters and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained in the Prospectus.

(h)     On the Closing Date, the Representatives shall have received a letter (the “bring-down letter”) from Ernst & Young LLP addressed to the Underwriters and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to Section 6(g).

(i)     The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of its Chief Executive Officer and its chief financial officer or Vice President, Finance and Accounting stating that (i) such officers have carefully examined the Registration Statement and the Prospectus and, in their opinion, the Registration Statement as of their respective effective dates and the Prospectus, as of each such effective date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) since the effective date of the Registration Statement no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company, except as set forth in the Prospectus.

(j)     Each Selling Stockholder, the Custodian or the Attorneys-in-fact on behalf of the Selling Stockholders shall have furnished to the Representatives a certificate, dated the Closing Date, signed by, or on behalf of, such Selling Stockholder stating that the representations, warranties and agreements of such Selling Stockholder contained herein are true and correct as of the Closing Date and that such Selling Stockholder has complied with all agreements contained herein to be performed by such Selling Stockholder at or prior to the Closing Date.

(k)     (i) The Company has not sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock or the purchase of the Warrant on the terms and in the manner contemplated in the Prospectus.

(l)     No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Stock or have or reasonably be expected to have a Material Adverse Effect; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Stock or have or reasonably be expected to have a Material Adverse Effect.

(m)     Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of any of the Company’s debt securities.

(n)     Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by any United States or Canadian federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Canada, (iii) (A) a declaration of a material national emergency or declaration of war by the United States, or a material outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or material escalation of any other insurrection or armed conflict, an act of terrorism involving the United States, or any other national or international crisis, calamity or emergency, (C) a “Red” terrorist threat condition, announced by the Homeland Security Advisory System or similar agency in the United States, (D) any material detonation, explosion, discharge or use against any person or entity or nation anywhere in the world of any weapon of mass destruction, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

(o)     The Nasdaq National Market System shall have approved the Stock for listing.

(p)     SG Cowen and Deutsche Bank, on behalf of the Representatives, shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers, directors and security holders holding in the aggregate at least 44% of the outstanding capital stock of the Company (on a fully diluted basis).

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.     INDEMNIFICATION AND CONTRIBUTION.

(a)     The Company and the Executive Stockholders shall indemnify and hold harmless each Underwriter, its officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively the “Underwriter Indemnified Parties” and each, an “Underwriter Indemnified Party”) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Executive Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon (i) an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 16); provided, further, however, that the foregoing indemnity agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchases Stock or any officers, employees, representatives, agents or controlling persons of such Underwriter, if (i) a copy of the Prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Stock to such person, (ii) a copy of the Prospectus (as then amended or supplemented) was not sent or given to such person by or on behalf of such Underwriter and such failure was not due to non-compliance by the Company with Section 4(I)(d), and (iii) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. The liability of any Executive Selling Stockholder under this subsection shall be on a several, and not a joint, basis, and shall not exceed the proceeds received by such Executive Selling Stockholder in connection with the sale of such Executive Selling Stockholder’s shares of Stock, less applicable underwriting discounts and commissions. This indemnity agreement is not exclusive and will be in addition to any liability which the Company or any of the Executive Stockholders might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b)     Each Selling Stockholder, severally and not jointly, shall indemnify and hold harmless each Underwriter Indemnified Party, against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any inaccuracy in or breach of the representations of such Selling Stockholder contained herein; provided, however, that the Selling Stockholders shall be liable with respect to clauses (i) and (ii) of the foregoing indemnity agreement only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of the Selling Stockholders specifically for inclusion therein. Each Selling Stockholder shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, the liability of each Selling Stockholder under this Section 7(b) shall be limited to the proceeds received by such Selling Stockholder in connection with the sale of such Selling Stockholders’ shares of Stock or Warrant, as the case may be, less applicable underwriting discounts and commissions. This indemnity agreement is not exclusive and will be in addition to any liability which the Selling Stockholders might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(c)     Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company its officers, employees, representatives and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) and the Selling Stockholders, their respective officers, employees, representatives and agents and each person, if any, who controls any of the Selling Stockholders within the meaning of the Securities Act (collectively, the “Stockholder Indemnified Parties” and each a “Stockholder Indemnified Party”), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties or the Stockholder Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company

Indemnified Parties and the Stockholder Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriter’s Information (as defined in Section 16). This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties and the Stockholder Indemnified Parties.

(d)     Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by SG Cowen and Deutsche Bank, on behalf of the Representatives, if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a), 7(b) and 7(c), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(e) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e)     If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)     If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a), 7(b) or 7(c), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in any Preliminary Prospectus, the Registration Statement or the Prospectus consists solely of the Underwriter’s Information. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(f) shall be deemed to include, for purposes of this Section 7(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(f) are several in proportion to their respective underwriting obligations and not joint.

8.    TERMINATION.    The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock and the Firm Warrant if, prior to that time, any of the events described in Sections 6(k), 6(m) or 6(n) have occurred or if the Underwriters shall decline to purchase the Stock and the Warrant for any reason permitted under this Agreement.

9.    REIMBURSEMENT OF UNDERWRITERS’ EXPENSES.    If (i) this Agreement shall have been terminated pursuant to Section 8 or 10, (ii) the Company or any Selling Stockholder shall fail to tender the Stock or the Warrant for delivery to the Underwriters for any reason not permitted under this Agreement, or (iii) the Underwriters shall decline to purchase the Stock or the Warrant for any reason permitted under this Agreement, the Company and the Selling Stockholders shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock and the Warrant, and upon demand, the Company and the Selling Stockholders shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, neither the Company nor any Selling Stockholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

10.    SUBSTITUTION OF UNDERWRITERS.    If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock or the Warrant hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares or that portion of the Warrant which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock or portion of the Warrant of a defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company and the Selling Stockholders shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company and the Selling Stockholders may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares or portion of the Warrant to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company, the Selling Stockholders or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter, the Selling Stockholders or the Company, except expenses to be paid or reimbursed pursuant to Sections 5 and 9 and except the provisions of Section 7 shall not terminate and shall remain in effect.

11.    SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT.    This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company and the Selling Stockholders contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties and the Stockholder Indemnified Parties. It is understood that the Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

12.    SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC.    The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholders, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.

13.    NOTICES.    All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen & Co., LLC, 1221 Avenue of the Americas, New York, New York 10020, Attention: Equity Capital Markets (Fax: 212-425-5801), with a copy to the same address, Attention: Legal Department, General Counsel (Fax: 212-278-7995);

(b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Provide Commerce, Inc., 5005 Wateridge Vista Drive, San Diego, California 92121, Attention: William Strauss, Chief Executive Officer (Fax: (858) 638-4723);

(c) if to any of the Selling Stockholders, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at the address set forth on Schedule B;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

Any party to this Agreement may change its address for notice by sending to the other parties to this Agreement written notice of a new address for such purpose.

14. DEFINITION	OF CERTAIN TERMS. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” or “subsidiaries” has the meaning set forth in Rule 405 of the Rules and Regulations.

15. GOVERNING	LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.    UNDERWRITERS’ INFORMATION.    The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; (ii) the table of underwriters participating in the offering in the first paragraph of the heading “Underwriting,” and (iii) the statements concerning the underwriters contained in the third paragraph under the heading “Underwriting” (which paragraph begins “The underwriters propose to offer the shares . . .”).

17.    AUTHORITY OF THE REPRESENTATIVES.    In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters; and any action taken under this Agreement by any of the Attorneys-in-fact will be binding on all the Selling Stockholders.

18.    PARTIAL UNENFORCEABILITY.    The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19.    GENERAL.    This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Stockholders and the Representatives.

20.    COUNTERPARTS.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Any person executing and delivering this Agreement as Attorney-in-fact for the Selling Stockholders represents by so doing that he or she has been duly appointed as Attorney-in-fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-fact to take such action.

If the foregoing is in accordance with your understanding of the agreement between the Company, the Selling Stockholders and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours, PROVIDE COMMERCE, INC.

By:
Name: William Strauss Title: Chief Executive Officer and Assistant Secretary

SELLING STOCKHOLDERS LISTED IN SCHEDULE B

By:
Name: Joel Tomas Citron Title: Attorney-in-fact Acting on behalf of the Selling Stockholders listed in Schedule B

Accepted as of

the date first above written:

SG COWEN & CO., LLC

DEUTSCHE BANK SECURITIES INC.

MORGAN KEEGAN & COMPANY, INC.

PACIFIC CREST SECURITIES INC.

ROTH CAPITAL PARTNERS, LLC

Acting on their own behalf

and as Representatives of the several

Underwriters referred to in the

foregoing Agreement.

By: SG COWEN & CO., LLC

By:
Name: Graham Powis Title: Managing Director

S-1

SCHEDULE A

Name of Underwriter	Number of Shares of Firm Stock to be Purchased		Portion of Firm Warrant to be Purchased (Expressed in Number of Firm Warrant Shares)
SG Cowen & Co., LLC	[	]	[	]
Deutsche Bank Securities Inc.	[	]	[	]
Morgan Keegan & Company, Inc.	[	]	[	]
Pacific Crest Securities Inc.	[	]	[	]
Roth Capital Partners, LLC	[	]	[	]
[ ]	[	]	[	]
[ ]	[	]	[	]
[ ]	[	]	[	]
[ ]	[	]	[	]
[ ]	[	]	[	]
[ ]	[	]	[
[ ]	[	]	[	]

Total	1,941,764		39,255

Schedule A-1

SCHEDULE B

SELLING STOCKHOLDERS

	Number of Shares of Firm Stock to be Sold	Firm Warrant to be Sold (Expressed in Number of Firm Warrant Shares)	Number of Shares of Optional Stock to be Sold	Optional Warrant to be Sold (Expressed in Number of Optional Warrant Shares)
Executive Stockholders – Name and Address:
William Strauss 5005 Wateridge Vista Drive San Diego, CA 92121 Fax: (858) 638-4723	100,000	—	—	—

Abraham Wynperle 5005 Wateridge Vista Drive San Diego, CA 92121 Fax: (858) 638-4723	50,000	—	—	—

Joel Tomas Citron 5005 Wateridge Vista Drive San Diego, CA 92121 Fax: (858) 638-4723	25,000	—	—	—

Rex Bosen 5005 Wateridge Vista Drive San Diego, CA 92121 Fax: (858) 638-4723	5,000	—	—	—

Other Selling Stockholders – Name and Address:

Internet Floral Concepts, L.P. [Address]	39,868	—	10,282	—

JPS International LLC [Address]	556,367	—	143,483	—

Stephen Schutz and Susan Schutz Trust [Address]	413,389	—	106,611	—

Kevin Hall 5005 Wateridge Vista Drive San Diego, CA 92121 Fax: (858) 638-4723	3,291	—	—	—

Jonathan Sills 5005 Wateridge Vista Drive San Diego, CA 92121 Fax: (858) 638-4723	65,838	—	—	—

Joseph P. Kennedy 5005 Wateridge Vista Drive San Diego, CA 92121 Fax: (858) 638-4723	27,296	—	—	—

Schedule B-1

	Number of Shares of Firm Stock to be Sold	Firm Warrant to be Sold (Expressed in Number of Firm Warrant Shares)	Number of Shares of Optional Stock to be Sold	Optional Warrant to be Sold (Expressed in Number of Optional Warrant Shares)
Barbara Bry Family Trust [Address]	40,000	—	—	—

Collector Café, Ltd. [Address]	220,922	—	—	—

Fortuna Ventures, L.P. [Address]	103,347	—	26,653	—

Penny Handscomb 5005 Wateridge Vista Drive San Diego, CA 92121 Fax: (858) 638-4723	5,000	—	—	—

Mark Irace 5005 Wateridge Vista Drive San Diego, CA 92121 Fax: (858) 638-4723	5,500	—	—	—

Rachel Kruer [Address]	3,291	—	—	—

Sarah Kruer [Address]	3,291	—	—	—

Senturia Trust [Address]	8,000	—	—	—

Neil Senturia [Address]	2,147	—	—	—

SLI.com, Inc. [Address]	61,040	—	—	—

The Community Foundation [Address]	100,000	—	—	—

First National Bank [Address]	3,177	—	—	—

Vantage Venture Partners, L.P. [Address]	—	39,255	—	10,124

Total	1,841,764	39,255	287,029	10,124

Schedule B-2

Exhibit I

[Form of Lock-Up Agreement]

[Date]

SG Cowen & Co., LLC

Deutsche Bank Securities Inc.

Morgan Keegan & Company, Inc.

Pacific Crest Securities

Roth Capital Partners, LLC

As representatives of the

several Underwriters

c/o SG Cowen & Co., LLC

1221 Avenue of the Americas

New York, New York 10020

Re: Provide Commerce, Inc.              Shares of Common Stock

Dear Sirs:

In order to induce SG Cowen & Co., LLC (“SG Cowen”), Deutsche Bank Securities Inc., Morgan Keegan & Company, Inc., Pacific Crest Securities and Roth Capital Partners, LLC (collectively with SG Cowen, the “Representatives”), to enter into a certain underwriting agreement with Provide Commerce, Inc., a Delaware corporation (the “Company”), with respect to the public offering (the “Offering”) of shares of the Company’s Common Stock, par value $             per share (“Common Stock”), the undersigned hereby agrees that for a period of 90 days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written consent of SG Cowen and Deutsche Bank Securities Inc., directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable into Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable into Common Stock or (iii) engage in any short selling of the Common Stock.

The restrictions contained in the foregoing paragraphs shall not apply to (1) any transfer of shares of Common Stock or any security convertible into Common Stock (a) as a bona fide gift or gifts, (b) to any trust for the benefit of the undersigned or the undersigned’s immediate family, (c) by will or intestacy to the undersigned’s legal representative, heir or legatee, or (d) if the undersigned is a partnership or corporation or similar entity, as a distribution to partners or stockholders of the undersigned; provided that each donee, transferee or distributee shall execute and deliver to SG Cowen a duplicate form of this letter agreeing to be bound by the same restrictions; or (2) any sale of shares of Common Stock in the Offering pursuant to the underwriting agreement.

In addition, the undersigned hereby waives any and all rights to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares, such waiver to be effective with respect to the period from the date hereof until the expiration of the Lock-Up Period.

Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the Company’s transfer agent with respect to any of the undersigned’s shares of Common Stock or Beneficially Owned Shares.

[Signatory]

By:
Name: Title:

38